COMMISSURE INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

Exhibit 99.2

Commissure Inc.

Financial Report for the Six Months Ended
June 30, 2007 and 2006

COMMISSURE INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

COMMISSURE INC.

COMMISSURE INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

COMMISSURE INC.

Balance Sheets
June 30, 2007 and December 31, 2006

	2007	2006
	(Unaudited)	(Audited)

ASSETS
Current Assets
Cash	$37,200	$49,226
Accounts receivable	947,739	449,394
Prepaid expenses	15,779	37,470

Total current assets	1,000,718	536,090

Equipment, net of accumulated depreciation of $13,231 in 2007 and $7,445 in 2006	38,854	28,748
Software Development Costs, net of accumulated amortization of $217,053 in 2007 and $133,025 in 2006	792,753	695,872

Total noncurrent assets	831,607	724,620

	$1,832,325	$1,260,710

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current Liabilities
Accounts payable	$369,948	$447,170
Deferred revenue	2,345,408	1,247,355
Note payable, stockholder	2,005,901	1,733,470

Total current liabilities	4,721,257	3,427,995

Long-Term Liabilities
Deferred revenue	367,061	226,584

Commitments (Note 3 and 4)
Stockholders’ Deficiency
Common stock, $.001 par value 20,000,000 shares authorized, 10,100,000 shares issued and outstanding	10,100	10,100
Additional paid-in capital	19,530	19,530
Accumulated deficit	(3,285,623)	(2,423,499)

	(3,255,993)	(2,393,869)

	$1,832,325	$1,260,710

See Notes to Financial Statements.

COMMISSURE INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

COMMISSURE INC.

Statements of Operations
Six Months Ended June 30, 2007 and 2006

	2007	2006
	(Unaudited)

Software-related revenue	$311,176	$30,500
Hardware-related revenue	16,750	30,000

	327,926	60,500

Cost of revenue
Hardware	15,978	49,230
Implementation costs	382,404	178,610
Amortization of software development costs	84,028	50,873
Royalties	37,500	22,000

	519,910	300,713

Gross margin	(191,984)	(240,213)

Selling expenses	281,016	173,545
Research and development	30,000	26,000
General and administrative expenses	315,770	227,248

	626,786	426,793

Loss from operations	(818,770)	(667,006)
Interest expense	43,354	29,151

Net loss	$(862,124)	$(696,157)

See Notes to Financial Statements.

COMMISSURE INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

COMMISSURE INC.

Statements of Stockholders’ Deficiency
Six Months Ended June 30, 2007 and 2006

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Deficiency
	(Unaudited)

Balance, January 1, 2006	100	$1,000	$—	$(597,985)	$(596,985)
Amendment of Common Stock and issuance of restricted shares	10,099,900	9,100	19,530	—	28,630
Net loss	—	—	—	(696,157)	(696,157)

Balance, June 30, 2006	10,100,000	$10,100	$19,530	$(1,294,142)	$(1,264,512)

Balance, January 1, 2007	10,100,000	$10,100	$19,530	$(2,423,499)	$(2,393,869)
Net loss	—	—	—	(862,124)	(862,124)

Balance, June 30, 2007	10,100,000	$10,100	$19,530	$(3,285,623)	$(3,255,993)

See Notes to Financial Statements.

COMMISSURE INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

COMMISSURE INC.

Statements of Cash Flows
Six Months Ended June 30, 2007 and 2006

	2007	2006
	(Unaudited)

Cash Flows from Operating Activities
Net loss	$(862,124)	$(696,157)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	89,814	52,890
Accrued interest on stockholder’s loan	43,354	29,103
Restricted stock issuance charged to payroll	—	21,700
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	(498,345)	(446,304)
Prepaid expenses	21,691	(968)
Increase (decrease) in:
Accounts payable	(77,221)	130,250
Deferred revenue	1,238,530	782,358

Net cash used in operating activities	(44,301)	(127,128)

Cash Flows from Investing Activities
Purchase of equipment	(15,893)	(2,082)
Software development costs	(180,909)	(254,120)

Net cash used in investing activities	(196,802)	(256,202)

Cash Flows from Financing Activities
Proceeds from stockholder loans	229,077	500,000

Net cash provided by financing activities	229,077	500,000

Increase (decrease) in cash	(12,026)	116,670
Cash, beginning	49,226	10,281

Cash, ending	$37,200	$126,951

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for Interest	$—	$48

Supplemental Disclosure of Non-Cash Financing Activities:
Reduction of stockholder loan for common stock issuance	$—	$6,930

See Notes to Financial Statements.

COMMISSURE INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

NOTE 1.	NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business:  Commissure Inc. (the “Company” or “Commissure”) is located in New York, New York and develops and markets health care information technology software focused on imaging.

Use of Estimates:  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable:  Accounts receivable are carried at original invoice amount. Interest is not charged on past due receivables. Management determines the allowance for doubtful accounts by evaluating individual customer receivables and considering the customer’s financial condition, credit history, and current economic conditions. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received. There was no allowance for doubtful accounts as of June 30, 2007 and December 31, 2006.

Equipment:  Equipment is stated at cost. Depreciation is computed by the straight-line method over estimated useful lives; generally three to five years. Depreciation expense for the six months ended June 30, 2007 and 2006 was $5,786 and $2,017, respectively.

Software Development Costs:  The Company follows the guidance under Statement of Financial Accounting Standard No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed.” In accordance with the guidance, costs incurred in the development of software for sale to customers are capitalized after technological feasibility has been established. Software development costs are capitalized at the lower of cost or net realizable value and amortized using the greater of the revenue curve method or the straight line method over the estimated economic life of the product. Amortization begins when a product is ready for general release to customers.

Revenue Recognition:  The Company recognizes revenue in accordance with the provisions of AICPA Statement of Position 97-2, Software Revenue Recognition, as amended by AICPA Statement of Position 98-9, Modification of SOP No. 97-2 Software Revenue Recognition with Respect to Certain Transactions (collectively, “the SOP”).

In accordance with the SOP, the Company recognizes revenue when a software arrangement meets the basic revenue recognition criteria: pervasive evidence of an agreement exists, delivery of the product has occurred, the license fee is fixed or determinable, and collection is probable. The Company’s contracts with its customers generally contain a list of items (for example, software license fee, implementation services and ongoing support and maintenance) to be delivered under the agreement and associated dollar amounts agreed upon by the parties. Total contract fees cannot be allocated to these individual items based on the applicable GAAP criteria, generally resulting in all items within a contract being treated as a single element for revenue recognition purposes. Therefore, total contract revenue applicable to software-related elements is recognized ratably over the term of the license agreement, generally one to five years with the majority being one year. Revenue recognition commences upon delivery of all items under the contract exclusive of maintenance. Because the Company is typically unable to allocate arrangement consideration to individual items within a contract it reflects revenue earned under its contracts, with the exception of hardware sales discussed below, as “software-related revenue”. Revenue from software arrangements which do not meet the stated criteria is deferred until all of the criteria have been met. At June 30, 2007 and December 31, 2006, deferred revenue arises principally because not all modules of the licensed software specified on contracts have been delivered.

The Company also sells hardware for which the Company’s software products are not essential to the customers’ use of such hardware. In accordance with “Emerging Issues Task Force Issue 03-05: Applicability

COMMISSURE INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

of AICPA Statement of Position 97-2 to Non-Software Deliverables in an Arrangement Containing More-Than-Incidental Software”, this hardware is not considered software-related and therefore, the Company recognizes revenue for hardware sales generally upon delivery of the hardware.

Implementation Costs:  The Company incurs costs under most of its customer agreements, consisting primarily of direct labor, during the implementation and deployment of its software at customer sites that are referred to as “implementation costs”. The Company expenses these costs as incurred.

Income Taxes:  The Company has elected to be taxed under Subchapter S of the federal income tax law which provides that, in lieu of corporate income taxes, all income or loss is included in the stockholders’ personal income. Accordingly, no provision for federal income tax is made in the accompanying financial statements. The Company has made similar elections in states in which it operates that provide for automatic recognition of S corporation status.

The Company adopted the provisions of Financial Accounting Standards Board (FASB) Interpretation No. 48, Accounting for Uncertainty in Income Taxes, on January 1, 2007. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. As a result of the implementation of FIN 48, the Company determined that there were no material liabilities for tax benefits for past years and the current period.

The Company has determined that any future interest accrued, related to unrecognized tax liabilities, will be included in interest expense. In the event the Company must accrue for penalties as a result of FIN 48, they will be included as an operating expense.

Marketing:  The Company follows the policy of charging the cost of advertising and marketing to expense as incurred. The Company incurred marketing expenses for the six months ended June 30, 2007 and 2006 of $78,738 and $89,936, respectively.

Concentration of Credit Risk:  Financial instruments that potentially subject the Company to credit risk consist primarily of cash and accounts receivable. The Company maintains cash balances in accounts with financial institutions which at times during the year may have exceeded $100,000, the amount insured by the Federal Deposit Insurance Corporation.

The Company’s commercial, nonprofit, and governmental client base is located throughout the United States. The Company performs ongoing credit evaluations of its clients and it generally does not require collateral. The Company provides for an allowance for doubtful accounts, if necessary, based on experience and specifically identified collection issues. Accounts receivable are charged off against the allowance for doubtful accounts when management determines that recovery is unlikely and the Company ceases collection efforts.

Recent Accounting Standard and Pronouncements:  In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments” (“FAS 155”) — an amendment of FASB Statements No. 133 and 140. FAS 155 amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“FAS 133”), and SFAS No. 140 (“FAS 140”), “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, to permit fair value re-measurement of any hybrid financial instrument that contains an embedded derivative that would otherwise require bifurcation. Additionally, FAS 155 seeks to clarify which interest-only strips and principal-only strips are not subject to the requirements of FAS 133 and to clarify that concentrations of credit risk in the form of subordination are not embedded derivatives. This Statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The adoption of this standard does not have a material impact on the financial condition or the results of operations of the Company.

In September 2006, the FASB issued Statement No. 157, “Fair Value Measurements.” This new standard provides guidance for using fair value to measure assets and liabilities. The FASB believes the standard also

COMMISSURE INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

responds to investors’ requests for expanded information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. Statement 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value but does not expand the use of fair value in any new circumstances.

Currently, over 40 accounting standards within GAAP require (or permit) entities to measure assets and liabilities at fair value. Prior to Statement 157, the methods for measuring fair value were diverse and inconsistent, especially for items that are not actively traded. The standard clarifies that for items that are not actively traded, such as certain kinds of derivatives, fair value should reflect the price in a transaction with a market participant, including an adjustment for risk, not just the company’s mark-to-market model value. Statement 157 also requires expanded disclosure of the effect on earnings for items measured using unobservable data.

Under Statement 157, fair value refers to the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the reporting entity transacts. In this standard, the FASB clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability. In support of this principle, Statement 157 establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. The fair value hierarchy gives the highest priority to quoted prices in active markets and the lowest priority to unobservable data, for example, the reporting entity’s own data. Under the standard, fair value measurements would be separately disclosed by level within the fair value hierarchy.

The provisions of Statement 157 are effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including any financial statements for an interim period within that fiscal year. Management does not believe the adoption of this standard will have a material impact in the financial condition or results of operations of the Company.

Equity:  The Company has adopted an equity incentive plan as more fully disclosed in Note 4. The Company accounts for its employee equity based compensation plans in accordance with Statement of Financial Accounting Standard No. 123R and accounts for its nonemployee compensation plans in accordance with Emerging Issues Task Force Issue No. 96-18.

Note 2.	Note Payable, Stockholder

A note is payable to a stockholder for working capital advances received by the Company. The note, together with accrued interest, is payable on demand. Interest accrues at the federal rate of interest (short-term, annual compounding) and the applicable rate at June 30, 2007 was 4.84%.

Note 3.	Licensing Agreement

The Company entered into an exclusive licensing agreement with a Hospital for the use of certain patent rights. The agreement calls for annual license fees and reimbursement of all costs incurred by the Hospital in defense of the patent. The Company also pays the Hospital an annual royalty equal to 15% of all sales generated from the use of the patent, net of license fees payable for the period. License fees and royalty expense amount to $37,500 and $22,000 for the periods ending June 30, 2007 and 2006, respectively. The annual minimum license fees payable subsequent to June 30 are as follows:

2007, remainder	$37,500
2008	100,000
2009	150,000

$287,500

COMMISSURE INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

Note 4.	Equity Incentive Plan

On February 1, 2006 the Company amended its Certificate of Incorporation to change the aggregate number of authorized shares of common stock. Authorized number of shares was increased from 200 to 20,000,000, par value was changed from no par to $0.001 per share, and the outstanding stock previously issued of 100 shares was converted to 7,930,000 shares. In conjunction with this change, $6,930 was converted from the stockholder’s loan balance to common stock.

The Company adopted the 2005 Commissure Inc. Equity Incentive Plan (“the Plan”) after the change in authorized shares. Under the Plan, 2,500,000 shares were reserved for Options, Restricted Shares or Restricted Stock Units as more fully described in the Plan Document in order to align the participants’ personal financial interests with those of the Company’s stockholders. During 2006, 2,170,000 restricted shares were issued to employees at an estimated fair value of $21,700 as determined by the Company. This amount is included as compensation expense for the period ended June 30, 2006. These shares are included in the Common Stock outstanding as of June 30, 2007. These shares become nonforfeitable at the earlier of a change in control of the company or if the employee is terminated for any reason other than for cause or sub-performance. In addition, 100,000 restricted stock units were issued during 2006 to a member of the Company’s medical advisory board, which are not outstanding shares but vest immediately prior to and contingent upon a change in control of the Company or as per other conditions as defined in the plan. No compensation has been recorded for the restricted stock units.

Note 5.	Major Customers

Three customers accounted for 84% and 100% of total revenue for the periods ended June 30, 2007 and 2006, respectively.

Note 6.	Letter of Intent

The Corporation signed a non-binding letter of intent on May 8, 2007 for the sale of 100% of its common stock free of all debt and non-operating liabilities subject to due diligence and certain closing conditions.